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                                 EXHIBIT INDEX


Exhibit No.                        Description                         Page No.
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   99                   News Release dated March 11, 1997                  5


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                                  EXHIBIT 99
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         ATLAS CORPORATION                                NEWS RELEASE
         ----------------------------------
         370 SEVENTEENTH STREET, SUITE 3050               NYSE:  AZ
         DENVER, CO  80202


                    ATLAS RECEIVES FAVORABLE DECISION FROM
                       THE NUCLEAR REGULATORY COMMISSION

                       _________________________________


DENVER, COLORADO - MARCH 11, 1997 - ATLAS CORPORATION announced today receipt from the Nuclear Regulatory Commission (the "NRC") of the final Technical Evaluation Report on Atlas's proposed reclamation plan for its uranium mill site located near Moab, Utah. This Report concludes that Atlas's proposed plan meets the requirements identified in Nuclear Regulatory Commission regulations and will ultimately allow Atlas to relinquish its responsibility for the site.

The uranium mill, which operated from 1956 until 1984, was purchased by Atlas in 1962. Atlas completed demolition and disposal of the mill facilities in 1996. Under Atlas's proposed plan to cap the mill tailings pile in place, the pile will be recontoured and covered with earthen material and rock to control radon emanations and prevent erosion. Atlas estimates the remaining cost to fulfill the plan to be $13 - $15 million of which Atlas's net share will be 44%. Alternative plans for off-site reclamation had been estimated to cost nearly $200 million.

With respect to the Moab site, the 1992 Comprehensive National Energy Policy Act provides for reimbursement to Atlas by the federal government of 56% of past and future reclamation-related expenses. Atlas has submitted claims for reimbursement of $6.8 million, of which $3.3 million has been received to date. It is anticipated that these outstanding reimbursements, when combined with funds already provided by Atlas and which secure Atlas's future reclamation obligations, will adequately cover Atlas's share of the costs remaining to conclude the decommissioning and reclamation process.

Atlas filed its original reclamation plan in 1988. The plan was revised in 1992 in response to changes in the NRC's technical guidance. After issuing a notice permitting the reclamation plan to proceed in July 1993, the NRC withdrew its approval and initiated a full environmental review in March 1994. The NRC issued a draft version of the final Technical Evaluation Report and a draft Environmental Impact Statement for public comment in January 1996. The

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                                  EXHIBIT 99
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final Report reflects consideration of these public comments, Atlas's response to all the issues identified in the preliminary Report and additional Nuclear Regulatory Commission staff analysis.

Atlas's Vice President for Environmental and Governmental Affairs, Richard Blubaugh, stated, "This is a major step forward for Atlas. Completion of the final Environmental Impact Statement is the last step remaining in this process towards achieving final approval of the on-site disposal plan. Atlas currently expects to receive this final approval by this summer, with construction commencing in 1998."

Atlas Corporation is an international diversified mining company with gold development and exploration projects in North America and lead, zinc and silver production in Bolivia, South America. The Company's publicly traded 65%-owned subsidiary Cornerstone Industrial Minerals Corporation produces the industrial mineral perlite from its Oregon facility.


FOR FURTHER INFORMATION PLEASE CONTACT:

Richard Blubaugh                                    Leslie Young
Vice President Environmental/Governmental Affairs   Director, Investor Relations
Phone:  303-629-2436                                Phone:  303-629-2435

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